EXHIBIT 23.01



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 of our report dated July 18, 1997 with respect to the consolidated financial statements of Star Multi Care Services, Inc. included in the Annual Report on Form 10-K for the year ended May 31, 1997.



/s/ Holtz Rubenstein & Co., LLP
HOLTZ RUBENSTEIN & CO., LLP
Melville, New York
December 18, 1997